                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              Analogic Corporation
                (Name of Registrant as Specified In Its Charter)

                              Analogic Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                                [ANALOGIC LOGO]
                               The World Resource
                        for Precision Signal Technology

                              ANALOGIC CORPORATION


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
                ANALOGIC CORPORATION TO BE HELD JANUARY 28, 2000

     The Annual Meeting of Stockholders of Analogic Corporation (the "Company") will be held at the Company's headquarters located at 8 Centennial Drive, Peabody, Massachusetts, (Centennial Industrial Park) on Friday, January 28, 2000 at 11:00 o'clock in the morning for the following purposes:

(1) To elect two (2) Class II directors for a three-year term, to hold office until the 2003 Annual Meeting of Stockholders and until their successors are elected and qualified.

(2) To act upon any and all matters incidental to any of the foregoing and transact such other business as may legally come before the Meeting or any adjourned session or sessions thereof.

     The Board of Directors has fixed the close of business on December 1, 1999, as the record date for determining the stockholders having the right to notice of and to vote at the meeting.

                                                  Julian Soshnick
                                                  Clerk



December 1, 1999




                  IF YOU ARE ENTITLED TO VOTE AT THE MEETING,
                  KINDLY EXECUTE AND MAIL THE ENCLOSED PROXY

                              ANALOGIC CORPORATION

                               8 CENTENNIAL DRIVE
                          PEABODY, MASSACHUSETTS 01960

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 28, 2000

     This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Analogic Corporation (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held on January 28, 2000 (the "Meeting"), and is being mailed, together with the form of proxy solicited, to each stockholder of the Company on or about December 3, 1999.

     The enclosed proxy, if executed and returned, will be voted by the Proxy Holders as directed on the proxy and, in the absence of such direction, will elect the two nominees as directors and in accordance with their best judgment consider, if any, other matters, properly brought before the Meeting.

     Any stockholder giving a proxy in the accompanying form (the "Proxy") retains the power to revoke it at any time prior to the exercise of the powers conferred thereby. Such revocation may be effected by any means which are sufficient to revoke a power of attorney, including giving written notice of revocation to the Company at the above address or to its transfer agent, or the execution and delivery to the Company or its transfer agent of a subsequent proxy. Attendance of the stockholder at the Meeting in person, will not, however, be deemed to revoke the Proxy unless the stockholder affirmatively indicates his/her intention to vote the shares in person by so advising the presiding officer or the clerk at the Meeting.

STOCK AND STOCK OWNERSHIP

     The holders of record of shares of Common Stock, $.05 par value, at the close of business on December 1, 1999, may vote at the Meeting. On December 1, 1999, there were issued and outstanding 12,803,243 shares of Common Stock of the Company (not including 1,149,634 shares held in treasury). Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Meeting.

     The following table sets forth information as to all persons (including any "group," as that term is used in Section 13(d)(3) of the Exchange Act) known by the Company to have owned beneficially 5% or more of its Common Stock as of December 1, 1999, based upon information received from or on behalf of the persons named. Unless otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares listed.

                               AMOUNT AND NATURE OF           PERCENT OF CLASS
NAME AND ADDRESS               BENEFICIAL OWNERSHIP         (AS OF DEC. 1, 1999)
----------------               --------------------         --------------------

Bernard M. Gordon                 4,723,092(1)(2)                   36.9%
 Charitable Remainder
 Unitrust
  Bernard M. Gordon
  Julian Soshnick
  Gerald P. Bonder,
  Trustees
   8 Centennial Drive
   Peabody, MA 01960

T. Rowe Price                     1,786,280                         14.0%
   100 East Pratt Street
   Baltimore, MD 21202

Private Capital                   1,083,918                          8.5%
 Management Inc.
   3003 Ninth Street
   Naples, FL 33940


(1) Exclusive of 6,000 shares owned by Mr. Gordon's wife, as to which he disclaims any beneficial interest.

(2) Mr. Gordon serves as Trustee of the Bernard Gordon Charitable remainder Unitrust (the "Trust") along with Julian Soshnick and Gerald P. Bonder. The three Trustees, acting by a majority, have full power to vote or dispose of the shares held by the Trust. Upon the death of Mr. Gordon, all of the assets of the Trust, in general, will be distributed to The Gordon Foundation, a Section 501(c)(3) trust formed by Mr. Gordon with its principal office located at 8 Centennial Drive, Peabody, Massachusetts. The total shares reported above include 12,900 shares owned by the Gordon Foundation.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Company's Restated Articles of Organization and By-Laws, as amended, provide for the division of the Board of Directors into three classes, each having a staggered three-year term of office. One class expires each year. The terms of two directors, Bruce W. Steinhauer and Thomas J. Miller, Jr., will expire at the meeting. Mr. Miller was appointed to the Board by his co-Directors on October 7, 1999 in accordance with the Company's By-Laws, to fill the unexpired term of Bruce Rusch who had resigned. Bruce W. Steinhauer and Thomas
J. Miller, Jr. have been nominated for election as the Class II directors, to hold office until the 2003 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

     It is the intention of the persons named as Proxy Holders to vote for the election of the nominees as Class II directors. In the event that any nominees should be unable to serve, discretionary authority is reserved for the named Proxy Holders to vote for a substitute, or to reduce the number of directors to be elected, or both. Management has no reason to believe that the said nominees will be unwilling or unable to serve if elected.

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by each director and nominee for director of the Company and all directors, nominees for directors and officers of the Company as a group. The table also sets forth certain additional information with respect to each director and nominee for director of the Company, including the year in which the term of office of each director and nominee for director (if elected) expires.

NOMINEE FOR CLASS H DIRECTOR IS INDICATED BY TWO ASTERISKS.

                                                                      AMOUNT AND NATURE OF BENEFICIAL
                                                                             OWNERSHIP OF THE
                                  PRINCIPAL OCCUPATION    DIRECTOR        COMPANY'S COMMON STOCK
     NAME                   AGE      OR EMPLOYMENT         SINCE          AS OF OCTOBER 31, 1999
     ----                   ---   --------------------    --------    -------------------------------

IF ELECTED, TERM EXPIRES
IN 2003:

Thomas J. Miller, Jr.**      42   President and Chief         --                  65,500*(5)
                                  Operating Officer
                                  of the Company

Bruce W. Steinhauer**(2)(3)  56   President and Chief       1993                  10,000*(7)
                                  Executive Officer of
                                  The Regional Medical
                                  Center at Memphis

TERM EXPIRES IN 2002:

M. Ross Brown                65   Vice President of         1984                     -0-
                                  the Company

Edward F. Voboril(2)(3)      56   Chairman and CEO of       1990                   5,000*(7)
                                  Wilson Greatbatch Ltd.,
                                  Clarence, NY

TERM EXPIRES IN 2001:

Bernard M. Gordon            72   Chairman of the Board     1969               4,723,092(4)(6)
                                  and Chief Executive
                                  Officer of the Company


John A. Tarello              68   Senior Vice President     1979                   5,000*
                                  and Treasurer of the
                                  Company

Gerald L. Wilson(2)(3)       60   Former Dean, School       1980                   7,000*(7)
                                  of Engineering and
                                  Professor, Massachusetts
                                  Institute of Technology


Beneficial Ownership of Shares
by All Directors and Executive
Officers as a Group (8 persons)                                                4,843,842(4)(5)(6)(7)




*Represents less than 1% ownership.


(1) The amounts shown are based upon information furnished by the individual directors and officers. Unless otherwise noted the beneficial owners have sole voting and investment power with respect to the shares listed.

(2)  Member of Audit Committee.

(3)  Member of Compensation Committee.

(4) Mr. Gordon serves as Trustee of the Bernard Gordon Charitable remainder Unitrust (the "Trust") along with Julian Soshnick and Gerald P. Bonder. The three Trustees, acting by a majority, have full power to vote or dispose of the shares held by the Trust. Upon the death of Mr. Gordon, all the assets of the Trust, in general, will be distributed to the Gordon Foundation, a Section 501(c)(3) trust formed by Mr. Gordon with its principal office located at 8 Centennial Drive, Peabody, Massachusetts. The total shares reported above includes 12,900 shares owned by the Gordon Foundation.

(5) This amount includes certain shares issued under the Company's Key Employee Stock Bonus Plan which are subject to forfeiture under certain circumstances.

(6) Exclusive of 6,000 shares owned by Mrs. Gordon, in which Mr. Gordon disclaims all beneficial interest.

(7) These amounts include certain shares deemed beneficially owned under Exchange Act Rule 13d-3(d)(1).

     Bernard M. Gordon has been the Chairman of the Board of Directors of the Company since 1969 and was President from 1980 to 1995.

     Thomas J. Miller, Jr. joined the Company as President and Chief Operating Officer in October 1999. Mr. Miller was the President and CEO of Carl Zeiss, Inc. from 1997 to 1999. Prior to Carl Zeiss, Inc., Mr. Miller was Group Vice President, Imaging Systems, for Siemens Medical Systems, Inc. from 1995 to 1997.

     John A. Tarello was the Company's Controller from May 1970 through July 1982, a Vice President of the Company from 1971 to 1980, and has been Senior Vice President since 1980, and Treasurer since 1985. He is also a director of Spire Corporation.

     Dr. Gerald L. Wilson is the former Dean of the School of Engineering at Massachusetts Institute of Technology and the Vannevar Bush Professor of Engineering at the Massachusetts Institute of Technology. Dr. Wilson has served on MIT's faculty since 1965, and currently serves as a professor of Electrical and Mechanical Engineering. He is a trustee of Commonwealth Energy Systems and a director of ASECO Corporation.

     Dr. Bruce W. Steinhauer became the President and Chief Executive Officer of the Regional Medical Center at Memphis in 1998. Prior to this position, he was the Chief Executive Officer of the Lahey-Hitchcock Clinic from 1992-1998.

     M. Ross Brown joined the Company in August 1984 and is responsible for managing its manufacturing operations. He was elected a Vice President in October 1984.

     Mr. Voboril was appointed Chairman of Wilson Greatbatch Ltd. of Clarence, New York in 1998. He has been President and CEO since 1990.

     By reason of Mr. Gordon's beneficial ownership of Common Stock set forth above, he may be deemed to control the Company. In addition, in their capacity as trustees of the Bernard M. Gordon Charitable Remainder Unitrust, Mr. Gordon, along with Mr. Soshnick and Mr. Bonder, may be deemed to control the Company.

     The Board of Directors held four meetings during fiscal 1999.

     The Company has an Audit Committee and a Compensation Committee. Mr. Voboril, Dr. Wilson and Dr. Steinhauer serve on the Audit Committee. Mr. Voboril, Dr. Wilson and Dr. Steinhauer serve on the Compensation Committee, with Bernard M. Gordon serving as an ex officio member of the Compensation Committee. The function of the Audit Committee is to confer with the Company's independent auditors concerning the scope and results of their audit and any recommendations they may have, and to consider such other matters relating to auditing and accounting as the Committee may deem appropriate. During the 1999 fiscal year, the Committee met once with PricewaterhouseCoopers LLP. The function of the Compensation Committee is to make recommendations to the Board of Directors concerning officers' salaries and other compensation matters. The Compensation Committee met once during the 1999 fiscal year to review and approve salaries of the Company's officers for fiscal 2000. The Board does not have a nominating committee.

EXECUTIVE OFFICERS

     The Company has one executive officer who is not a Director.

     Executive officers of the Company are elected annually by the Board of Directors and hold office until their successors are chosen and qualified, subject to early removal by the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Bernard M. Gordon owns a 48% interest and Mr. Bernard L. Friedman, the Company's former Vice Chairman of the Board (Mr. Friedman resigned on July 31,
1993), owns a 52% interest in a limited partnership (Audubon Realty, Ltd.), which owns the Danvers, Massachusetts facilities leased by the Company for a term to July 31, 2001. These facilities include a 50,000 square foot building completed in 1978; a 40,000 square foot addition to that building, completed in 1982; and an 80,000 square foot building which the Company moved into during 1980. The fixed annual rent on the entire 170,000 square feet was increased from $1,164,000 to $1,219,000 effective March 1, 1998, and shall be adjusted as of March 1 every third year to reflect increases in the cost of living. A total of 155,000 square feet of the facilities are sublet to Siemens Medical Electronics, Inc. for a term which will end on December 1, 2000.

     Mr. Gordon and Mr. Friedman own a 48% and 52%, respective, interest in a limited partnership (Audubon Realty, Ltd.) which owns the facility located at 360 Audubon Road, Wakefield, Massachusetts, which is leased by the Company for a term to July 31, 2003. This facility has been utilized by the Company for manufacturing and office space since May 1, 1981. The fixed annual rent for this facility was increased from $333,000 to $357,000 effective May 1, 1999, and shall be adjusted as of May 1 every third year to reflect increases in the cost of living.

     All of the foregoing rents are on a net lease basis, and accordingly the Company pays, in addition to the above rental payments, all taxes, maintenance, insurance, and other costs relating to the leased premises.

     The terms of the several lease agreements, at the time they were executed, were at least as favorable as those that could have been obtained from unaffiliated third parties. Prior to execution of each such lease, two independent appraisals were obtained in order to establish the fair market rate for subject premises. A rent, in each case discounted below the fair market rate established by the appraisals, was then agreed upon by the parties.

     The leases each incorporated periodic rent escalation clauses, based upon the CPI. At the present time, the rents that the Company is paying under the several leases reflect fair rental value for the properties.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain compensation information for the Chief Executive Officer and each of the next four most highly compensated executive officers of the Company during the last fiscal year ("Named Officers") for services rendered in all capacities for the last three fiscal years.


                                                                           LONG-TERM
                               ANNUAL COMPENSATION                    COMPENSATION AWARDS
                               -------------------                    -------------------
                                                                                                 ALL OTHER
    NAME AND                                       TOTAL ANNUAL                                 COMPENSATION
PRINCIPAL POSITION     YEAR    SALARY    BONUSES   COMPENSATION   STOCK AWARDS   STOCK OPTIONS      (A)
------------------     ----    ------    -------   ------------   ------------   -------------  ------------


Bernard M. Gordon      1999   $350,000   $25,000     $375,000          --             --          $3,437
  Chairman (CEO)       1998    339,400    50,000      389,400          --             --           3,848
                       1997    325,000    50,000      375,000          --             --           3,645

Bruce R. Rusch*        1999   $250,000   $    --     $250,000          --             --          $   --
  President (COO)      1998    239,400    50,000      289,400          --             --           3,646
                       1997    225,000    50,000      275,000          --             --           3,442

John A. Tarello        1999   $230,000   $25,000     $255,000          --             --          $3,487
  Senior Vice          1998    226,000    50,000      276,000          --             --           3,892
  President and        1997    210,000    50,000      260,000          --             --           3,691
  Treasurer

M. Ross Brown          1999   $200,000   $20,000     $220,000          --             --          $3,337
  Vice President       1998    193,700    30,000      223,700          --             --           3,725
                       1997    185,000    30,000      215,000          --             --           3,521

Julian Soshnick        1999   $200,000   $20,000     $220,000          --             --          $3,367
  Vice President and   1998    193,700    40,000      233,700          --             --           3,758
  General Counsel      1997    185,000    40,000      225,000          --             --           3,555


*Mr. Rusch resigned effective July 31, 1999.

(A) Represents amounts allocated to the Named Officers pursuant to the Company's profit sharing plan under which it may, but is not required to, make contributions to a trust for the purpose of providing retirement benefits to employees.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     There were no stock options awarded to Named Officers under the Company's Key Employee Stock Option Plans during the last fiscal year.

STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table indicates (i) stock options exercised by the Named Officers during the last fiscal year; (ii) the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of July 31, 1999; and (iii) the fiscal year-end value of "in-the-money" unexercised options.

                                                               NUMBER OF             VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                       NUMBER OF                          AT FISCAL YEAR END        AT FISCAL YEAR END(A)(B)
                    SHARES ACQUIRED     VALUE        --------------------------   --------------------------
  NAME                ON EXERCISE     REALIZED(A)    EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
  ----              ---------------   -----------    -----------  -------------   -----------  -------------

Bernard M. Gordon         --              --              --            --             --            --

Bruce R. Rusch            --              --              --            --             --            --

John A. Tarello           --              --              --            --             --            --

M. Ross Brown           2,500          $45,314            --            --             --            --

Julian Soshnick           --              --            5,000           --          $96,875          --



(A) The value realized or the unrealized value of in-the-money options at year-end represents the aggregate difference between the market value on the date of grant and, either the market value on the date of exercise, or on the case of unrealized value, the market value July 31, 1999.

(B) "In-the-money" options are options whose exercise price was less than the market price of Common Shares at July 31, 1999.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company is entitled to an annual fee of $10,000 plus a fee of $1,000 per meeting for each of the first four meetings of the Board or any Board Committee attended by him, together with reimbursement of travel expenses under certain circumstances.

     In February 1988, the Board of Directors adopted and stockholders approved at the January 1989 Annual Meeting of Stockholders, the 1988 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1988 Plan"). Pursuant to the 1988 Plan, options to purchase 50,000 shares of common stock may be granted only to directors of the Company or any subsidiary who are not otherwise employees of the Company or any subsidiary. The exercise price of options granted under the 1988 Plan is the fair market value of the Common Stock on the date of grant. The 1988 Plan provides that each Non-Employee director as of the date on which the Board of Directors adopted the 1988 Plan shall be granted an option to acquire 5,000 shares. Each Non-Employee director who is subsequently elected to the Board of Directors shall be granted an option to acquire 5,000 shares after one year of service. In June 1996, the Board of Directors amended the 1988 Plan to increase the number of options that could be granted to each Non-Employee director to 10,000 shares. As of February 1998, no additional options may be granted under the 1988 Plan.

     In June 1996, the Board of Directors adopted and stockholders approved at the January 1997 Annual Meeting of Stockholders, the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1997 Plan"). Pursuant to the 1997 Plan, options to purchase 50,000 shares of common stock may be granted only to directors of the Company or any subsidiary who are not otherwise employees of the Company or any subsidiary. The exercise price of options granted under the 1997 Plan is the fair market value of the Common Stock on the date of grant. The 1997 Plan provides each new Non-Employee Director who is elected to the Board shall be granted an option to acquire 5,000 shares, effective as of the date he or she is first elected to the Board; provided, however, that upon such first election, a new Non-Employee Director shall not receive a grant under both this Plan and the 1988 Plan.

     The Board of Directors shall determine under which Plans grants shall be made. Every four (4) years from the date on which a Non-Employee Director was last granted a Non-Employee Director option under either Plan, that Non-Employee Director shall be granted an option to acquire 5,000 shares, effective as of the date of that fourth anniversary.

     Options granted under both Plans are exercisable for a nine-year period commencing one year after the date of grant. During that exercise period, subject to the occurrence of certain events, options may be exercised only to the extent of (a) 33 1/3% of the number of shares covered by the option one or more years after the date of grant, (b) 66 2/3% of the number of shares subject to the option two or more years after the date of grant, and (c) 100% of the number of shares subject to the option three or more years after the date of grant.

     The 1988 and 1997 Plans are administered by members of the Company's Board of Directors. There were no options granted under the 1997 Plan as of July 31, 1999.

     The following table sets forth options granted pursuant to the 1988 Plan as of July 31, 1999:

                Date of     Options     Option      Options       Options        Options
                 Grant      Granted     Price      Exercised    Exercisable   Unexercisable
                -------     -------     ------     ---------    -----------   -------------
Dr. Wilson       2/01/88     5,000      $ 7.375      5,000           --             --
Dr. Wilson       6/12/96     5,000      $27.750         --        5,000             --
Mr. Voboril      6/12/91     5,000      $10.875      5,000           --             --
Mr. Voboril      6/12/96     5,000      $27.750         --        5,000             --
Dr. Steinhauer  10/08/93     5,000      $14.750      5,000           --             --
Dr. Steinhauer   6/12/96     5,000      $27.750         --        5,000             --

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Analogic Corporation is engaged in the design, manufacture and marketing of advanced precision data conversion and computer-based signal processing instruments and equipment which are used to acquire, condition, translate, compute, interpret, store, transmit, or display critical data in modern industrial, scientific, medical, communications and other system applications.

     Analogic's technology-driven philosophy and strategic growth objectives require an ability to recruit and retain competent executives with substantial qualities in managerial breadth and technical depth. Such retention requires provision of remuneration programs which motivate and reward performance results directly related to enhancement of shareholder value.

     It is the charter of the Compensation Committee to develop, implement and control executive remuneration practices which:

     -    Align management objectives with shareholder interests,

     - Balance short-term (annual) business plans with longer-term strategic goals,

     -    Link individual and Company performance to executive remuneration, and

     - Provide for remunerative practices which are highly motivational to the individual and competitive in the marketplace.

     The Committee determines and approves all recommendations for salary adjustment, cash incentive awards and/or stock incentive awards pertaining to the Chief Executive Officer and other Senior Executives of the Company.

ANNUAL COMPENSATION

     Executive salary ranges and annual incentive award targets are established annually after reviewing comparative data from companies in similar industries, with similar sales revenue. The Company's practice is to compensate executives at a competitive level for its industry.

     Each position is placed in a salary range appropriate to the scope of the position, considering both external survey data and internal equity. Annual salary increases and incentive awards are based on overall Company results and achievement of individual objectives during the fiscal year. Measures of Company performance include: sales growth, profit attainments, new product introduction, manufacturing efficiency, product quality, employee morale and employee turnover.

     Individual performance factors are relevant to the area of responsibility for each executive, and include division performance where appropriate.

     The Committee reviewed competitive salary practices for corporate officers and elected not to make adjustments to base salaries.

LONGER-TERM INCENTIVES

     Stock incentives, which include stock options and/or stock grants, were provided through the following Plans which were previously approved by vote of the shareholders:

     -    Key Employee Non-Qualified Stock Option Plan dated May 13, 1985

     - Key Employee Incentive Stock Option Plan dated March 14, 1993 and as amended on January 28, 1987.

     -    Key Employee Stock Bonus Plan as restated January 27, 1988.

     -    Key Employee Incentive Stock Option Plan dated June 11, 1993.

     -    Key Employee Incentive Stock Option Plan dated June 11, 1998.

     The award of stock incentives to individual recipients considers the contribution of the individual to longer-term results, his/her impact upon divisional or corporate objectives, and level of position within the organization.

     The potential realization from these awards is directly related to the continuing success of the Company as measured by increasing shareholder value.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The compensation of the Chief Executive Officer, Mr. Bernard M. Gordon, is determined by the Committee following evaluation of his individual performance and the overall Company performance with considerable respect to financial results. The key performance measure for this position is the ability to provide the leadership and vision necessary to assure continuing success. Other measures of quantitative and qualitative performance are similar to those used for all Corporate Officers, as is the method of evaluating competitive compensation practices.

     Mr. Gordon's base salary, which has not been adjusted since January, 1998, reflects competitive remuneration practices of CEO's of comparable, high technology companies. The amount of Mr. Gordon's incentive award was based on annual financial results. Due to his position as founder of the Company, Mr. Gordon personally identifies with the future of the organization and has declined to participate in stock incentive arrangements. Overall, his compensation continues to be conservative, particularly in light of his leadership position in the electronics industry.

                                          COMPENSATION COMMITTEE

                                          Bruce W. Steinhauer
                                          Edward F. Voboril
                                          Gerald L. Wilson

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

     The graph below compares the cumulative total shareholder return on the Company's Common Shares with the cumulative total return on the Center for Research in Security Prices of the University of Chicago ("CRSP") Total Return Index for the NASDAQ Stock Market (U.S. Companies) and the CRSP Total Return Index for all NASDAQ stocks within the Company's primary SIC Code. The graph assumes $100 invested on July 29, 1994, in the Company's Common Shares and $100 invested at that time in each of the NASDAQ indexes. The comparison assumes that all dividends are reinvested.


                                     [CHART]

                                     LEGEND


Symbol        CRSP Total Returns Index for:               07/1994   07/1995   07/1996    07/1997    07/1998     07/1999
                                                          -------   -------   -------    -------    -------     -------

_____         [ ] ANALOGIC CORPORATION                     100.0     119.3     180.5      233.1      261.7       221.7
-.-.-          *  Nasdaq Stock Market (US Companies)       100.0     140.4     153.0      225.8      265.8       380.1
-----         --  NASDAQ Stocks (SIC 3800-3899
                  US Companies)                            100.0     158.2     154.9      203.9      182.9       264.7

                  Measuring instruments; photo, med & optical goods; timepieces

Notes:

     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

     D.   The index level for all series was set to $100.0 on 07/29/1994.

                           PROPOSALS OF STOCKHOLDERS

     A stockholder of the Company who intends to present a proposal for action at the next Annual Meeting of Stockholders of the Company may seek to have his proposal included in the Company's proxy material for the Meeting by notifying the Company of such intention and furnishing the text of the proposal to the Company. Such notice must also include the stockholder's address and statement of the number of shares of Common Stock of the Company held of record or beneficially by such stockholder and of the date or dates upon which such shares were acquired, and must be accompanied by documentary support for a claim of beneficial ownership. To have a proposal considered for inclusion in the proxy material for the 2001 Annual Meeting of Stockholders, a stockholder must give the aforesaid notice and submit his proposal no later than August 11, 2000. The notice and text should be sent to the attention of John A. Tarello, Senior Vice President and Treasurer, Analogic Corporation, 8 Centennial Drive, Peabody, MA 01960.

                                 OTHER MATTERS

     The Company knows of no business which will be presented for consideration at the Meeting other than that set forth in this Proxy Statement. However, if any such other business shall come before the Meeting, the persons named in the Proxies or their substitutes shall vote the Proxies in respect of any such business in accordance with their best judgment.

     The cost of preparing, assembling, and mailing the proxy material will be borne by the Company. The Company may solicit Proxies otherwise than by the use of the mails, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone, correspondence or in person, to obtain Proxies. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which axe beneficially owned by others, to send proxy material to and obtain Proxies from such beneficial owners and will reimburse such holders for their out-of-pocket expenses in so doing.

     THE COMPANY WILL FURNISH TO ANY STOCKHOLDER UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINAN-CIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A request for the Form 10-K should be addressed to John A. Tarello, Senior Vice President and Treasurer, Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960.

December 1, 1999                          For the Board of Directors

                                          Julian Soshnick
                                          Clerk

     IF YOU DO NOT EXPECT TO BE PRESENT AT THIS MEETING AND WISH YOUR STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA, IS ENCLOSED FOR THAT PURPOSE.

                                     PROXY

                              ANALOGIC CORPORATION

      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 28, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the notice of the meeting and proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Bernard M. Gordon, John A. Tarello, and Julian Soshnick, or any one of them attorney or attorneys of the undersigned (with full power of substitution) to attend the Annual Meeting of Stockholders of Analogic Corporation (the "Company") to be held at the Company's headquarters located at Eight Centennial Drive, Peabody, Massachusetts on January 28, 2000, at 11:00 a.m. and at any adjourned sessions thereof, and there to vote and act with respect to all shares of the Company which the undersigned shall be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. This proxy will be voted as directed by the undersigned and if no direction is indicated, it will be voted FOR the nominees as directors.

Election of Two Directors. Nominees:
Bruce W. Steinhauer, Thomas J. Miller, Jr.

SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION, PLEASE SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

-------------                                                      -------------
 SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
     SIDE                                                              SIDE
-------------                                                      -------------

                                  DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1.  To elect the nominees as Directors (See Reverse).

               FOR               WITHHELD
               [ ]                 [ ]


[ ]_______________________________________
   For all nominees except as noted above.

2. To act upon any and all matters incidental to any of the foregoing and transact such other business as may legally come before the Meeting or any adjourned session or sessions thereof.




MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:________________________________________ Date: _______________________


Signature:________________________________________ Date: _______________________